EXHIBIT 3(c)
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                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                           INSILCO TECHNOLOGIES, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                                    * * * * *


         Insilco Technologies, Inc., a Delaware corporation (hereinafter called the "CORPORATION"), does hereby certify as follows:

         FIRST: Article Fourth of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Million (1,000,000). The par value of each of such shares is one-tenth of one cent ($.001). All such shares are of one class and are shares of Common Stock. Each share of Common Stock outstanding at 9:00 a.m. on August 14, 2001 is subdivided and converted into 1,000 shares of Common Stock, effective upon the filing of the Amendment setting forth this Article Fourth with the Secretary of State of the State of Delaware.

         SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this ____ day of August, 2001.



                                     INSILCO TECHNOLOGIES, INC.


                                     By: /s/ STEVEN N. CREA
                                         -----------------------------------
                                         Name:  Steven N. Crea
                                         Title: Vice President and Treasurer




























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